UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 23, 2007 (July 17, 2007)
Date of Report
(Date of earliest event reported)

EV Energy Partners, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33024	20-4745690
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

SIGNATURES

Exhibit Index

Exhibit 99.1 - Press Release dated July 18, 2007

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2007, EV Properties, L.P., a partnership that is wholly owned by EV Energy Partners, L.P., entered into a definitive purchase and sale agreement with Plantation Operating, LLC (the “Seller”) to acquire certain oil and gas properties in the Permian Basin in New Mexico and Texas from Sellers for a total purchase price of $160 million. The acquisition, which is expected to close by the end of September 2007, is subject to customary closing conditions and purchase price adjustments.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 18, 2007

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EV ENERGY PARTNERS, L.P. (Registrant)

By: EV Energy GP, L.P., its general partner

By: EV Management, L.L.C., its general partner

Date: July 23, 2007	By:	/s/ Michael E. Mercer
Michael E. Mercer Senior Vice President and Chief Financial Officer

  Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 18, 2007.